EXHIBIT 99.1

BlackLine Announces Second Quarter Financial Results

LOS ANGELES, Aug. 02, 2018 (GLOBE NEWSWIRE) -- BlackLine, Inc. (Nasdaq: BL), today announced financial results for the second quarter ended June 30, 2018.

Therese Tucker, Founder and CEO, commented, “We are pleased with our second quarter results, which reflect the progress we are making on our key initiatives, landing a record number of large new deals and strong expansion within our existing customers. We believe BlackLine is well positioned to help our customers embrace digital transformation in their finance and accounting departments."

Second Quarter 2018 Financial Highlights

  Total GAAP revenues of $55.5 million for the second quarter of 2018, an increase of 32% compared to the second quarter of 2017.

  GAAP net loss of $8.5 million, or $0.16 per share, on 53.6 million weighted average shares outstanding.

  Non-GAAP net income of $0.5 million, or $0.01 per share, on 57.5 million diluted weighted average shares outstanding. This compares with non-GAAP net loss of $0.4 million in the second quarter of 2017.

  Operating cash flow of $4.7 million, compared with $1.9 million in the second quarter of 2017.

  Free cash flow of $1.2 million, compared with $0.3 million in the second quarter of 2017.

Key Metrics and Recent Business Highlights

  Added 105 net new customers in the second quarter for a total of 2,402 customers at June 30, 2018.

  Expanded the company’s user base to 209,550 BlackLine users at June 30, 2018.

  Achieved a dollar-based net revenue retention rate of 111% at June 30, 2018.

Financial Outlook

Third Quarter 2018

  Total GAAP revenue is expected to be in the range of $57 million to $58 million.

  Non-GAAP net income is expected to be approximately breakeven.

Full Year 2018

  Total GAAP revenue is expected to be in the range of $224 million to $227 million.

  Non-GAAP net income is expected to be in the range of $0.5 million to $1.5 million, or $0.01 to $0.03 per share, on 57.5 million diluted weighted average shares outstanding.

BlackLine adopted the new revenue standard, ASC 606, effective January 1, 2018 and its guidance for the third quarter and full year 2018 is according to the new standard. The company adopted the new revenue standard on a full retrospective basis such that prior periods presented are comparable. Guidance for non-GAAP net income and net income per share does not include the impact of the benefit from income taxes that we were able to recognize as a result of the deferred tax liabilities associated with the intangible assets established upon the acquisition in the fourth quarter of 2016 of Runbook B.V. (the “Runbook Acquisition”), amortization of acquired intangible assets resulting from the acquisition of the company by its principal stockholders in 2013 (the “2013 Acquisition”) and the Runbook Acquisition, stock-based compensation, the change in fair value of contingent consideration, costs incurred in connection with our secondary offering, and costs incurred with our shelf offering. Reconciliations of non-GAAP net income and net income per share guidance to the most directly comparable U.S. GAAP measures, or net income and net income per share, are not available on a forward-looking basis without unreasonable efforts due to the unpredictability and complexity of the charges excluded from non-GAAP net income and net income per share. The company expects the variability of the above changes could have a significant, and potentially unpredictable, impact on its future GAAP net income and net income per share.

Quarterly Conference Call

BlackLine, Inc. will hold a conference call to discuss its second quarter results at 2:00 p.m. Pacific time on Thursday, August 2, 2018. A live audio webcast will be accessible on BlackLine’s investor relations website at http://investors.blackline.com. The call can also be accessed domestically at (844) 229-7595 and internationally at (314) 888-4260, passcode 1364029. A telephonic replay will be available through Friday, August 11, 2018 at (855) 859-2056 or (404) 537-3406, passcode 1364029. A replay of the webcast will be available at http://investors.blackline.com for 12 months. BlackLine has used, and intends to continue to use, its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About BlackLine

BlackLine, Inc. is a provider of cloud-based solutions for Finance & Accounting (F&A) that automate, centralize and streamline financial close operations and other key F&A processes for large and midsize organizations. BlackLine’s platform is used by 2,400 customers worldwide, spanning more than 209,000 users. For more information about BlackLine, Inc., visit https://www.blackline.com.

Forward-looking Statements

This release and the conference call referenced above contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology.  Forward-looking statements in this release and quarterly conference call include, but are not limited to, statements regarding BlackLine’s future financial and operational performance, including, without limitation, GAAP and non-GAAP guidance, our expectations for our business in 2018 and our ability to execute on our long-term plans and key initiatives, expectations regarding dollar-based net revenue retention rate, free cash flow, revenue mix, operating expenses and capital expenditures, the impact of ASC 606 on the company’s financial results, the company’s expectation that it will have positive cash flows and profitability in a specified time period, the impact of seasonality on the company’s financial results, market opportunity, the demand for and benefits from the use of BlackLine’s current and future solutions, growth strategies including international expansion, customer growth, extension of distribution channels, sales strategy and product innovation, expansion of relationships with partners, customer service initiatives and expectations regarding deal size and increased focus on strategic products.

Any forward-looking statements contained in this press release or the quarterly conference call are based upon BlackLine’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties.  If any of these risks or uncertainties materialize or if any assumptions prove incorrect, actual performance or results may differ materially from those expressed in or suggested by the forward looking statements. These risks and uncertainties include, but are not limited to risks related to the company’s ability to attract new customers and expand sales to existing customers; the extent to which customers renew their subscription agreements or increase the number of users; the company’s ability to manage growth and scale effectively, including additional headcount and entry into new geographies; the company’s ability to provide successful enhancements, new features and modifications to its software solutions; the company’s ability to develop new products and software solutions and the success of any new product and service introductions; the success of the company’s strategic relationships with technology vendors and business process outsourcers, channel partners and alliance partners; any breaches of the company’s security measures; a disruption in the company’s hosting network infrastructure; costs and reputational harm that could result from defects in the company’s solution; the loss of any key employees; continued strong demand for the company’s software in the United States, Europe, Asia Pacific and Latin America; the company’s ability to compete as the financial close management provider for organizations of all sizes; the timing and success of solutions offered by competitors; changes in the proportion of the company’s customer base that is comprised of enterprise or mid-sized organizations; the company’s ability to expand its enterprise and mid-market sales teams and effectively manage its sales forces and their performance and productivity; fluctuations in our financial results due to long and increasingly variable sales cycles, failure to protect the company’s intellectual property; the company’s ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such transactions; unpredictable macro-economic conditions; seasonality; changes in current tax or accounting rules; cyber attacks and the risk that the company’s security measures may not be sufficient to secure its customer or confidential data adequately; acts of terrorism or other vandalism, war or natural disasters; and other risks and uncertainties described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the Securities and Exchange Commission on March 8, 2018.  Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.  Forward-looking statements should not be read as a guarantee of future performance or results, and you should not place undue reliance on such statements.  Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, BlackLine has provided in this release and the quarterly conference call held on August 2, 2018 certain financial measures that have not been prepared in accordance with GAAP defined as “non-GAAP financial measures,” which include (i) non-GAAP gross profit and non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP income (loss) from operations, (iv) non-GAAP net income (loss) and non-GAAP net income (loss) per share, and (v) free cash flow.

BlackLine’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating BlackLine’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses.  However, it is important to note that the particular items BlackLine excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Non-GAAP Gross Profit and Non-GAAP Gross Margin.  Non-GAAP gross profit is defined as GAAP revenues less GAAP cost of revenue adjusted for the amortization of acquired developed technology resulting from the 2013 Acquisition and the Runbook Acquisition and stock-based compensation. Non-GAAP gross margin is defined as non-GAAP gross profit divided by GAAP revenues. BlackLine believes that presenting non-GAAP gross margin is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison of gross margin between periods.

Non-GAAP Operating Expenses.  Non-GAAP operating expenses include (a) non-GAAP sales and marketing expense, (b) non-GAAP research and development expense and (c) non-GAAP general and administrative expense.  Non-GAAP sales and marketing expense is defined as GAAP sales and marketing expense adjusted for the amortization of acquired intangibles resulting from the 2013 Acquisition and the Runbook Acquisition and stock-based compensation.  Non-GAAP research and development expense is defined as GAAP research and development expense adjusted for stock-based compensation.  Non-GAAP general and administrative expense is defined as GAAP general and administrative expense as adjusted for the amortization of acquired intangibles resulting from the 2013 Acquisition and Runbook Acquisition, stock-based compensation, the change in fair value of contingent consideration, costs incurred in connection with our secondary offering, and costs incurred in connection with our shelf offering.  BlackLine believes that presenting each of the non-GAAP operating expenses is useful to investors as it eliminates the impact of certain cash and non-cash expenses and allows a direct comparison of operating expenses between periods.

Non-GAAP Income (Loss) from Operations. Non-GAAP income (loss) from operations is defined as GAAP income (loss) from operations adjusted for the amortization of acquired intangible assets resulting from the 2013 Acquisition and the Runbook Acquisition, stock-based compensation, the change in fair value of contingent consideration, costs incurred in connection with our secondary offering, and costs incurred in connection with our shelf offering. The company believes that presenting non-GAAP income (loss) from operations is useful to investors as it eliminates the impact of items that have been impacted by the 2013 Acquisition and the Runbook Acquisition and other related costs in order to allow a direct comparison of loss from operations between all periods presented.

Non-GAAP Net Income (Loss). Non-GAAP net income (loss) is defined as GAAP net income (loss) adjusted for the impact of the provision for (benefit from) income taxes that we were able to recognize as a result of the deferred tax liabilities associated with the intangible assets established upon the 2013 Acquisition and the Runbook Acquisition, amortization of acquired intangible assets resulting from the 2013 Acquisition and the Runbook Acquisition, stock-based compensation, the change in the fair value of contingent consideration, the change in fair value of the common stock warrant liability, costs incurred in connection with our secondary offering, and costs incurred in connection with our shelf offering.  Non-GAAP diluted net income (loss) per common share includes the adjustment for shares resulting from the elimination of stock-based compensation.  The company believes that presenting non-GAAP net income (loss) is useful to investors as it eliminates the impact of items that have been impacted by the 2013 Acquisition and the Runbook Acquisition and other related costs in order to allow a direct comparison of net loss between all periods presented.

Free Cash Flow. Free cash flow is defined as cash flows used in operating activities less cash flows used in investing activities related to purchase of property and equipment and capitalized software development. BlackLine believes that presenting free cash flow is useful to investors as it provides a measure of the company’s liquidity used by management to evaluate the amount of cash generated by the company’s business including the impact of purchases of property and equipment and cost of capitalized software development.

Use of Operating Metrics

BlackLine has provided in this release and the quarterly conference call held on August 2, 2018 certain operating metrics, including (i) number of customers, (ii) number of users and (iii) dollar-based net revenue retention rate, which BlackLine uses to evaluate its business, measure its performance, identify trends affecting its business, formulate financial projections and make strategic decisions.  These operating metrics exclude the impact of Runbook licensed customers and users as these customers did not have an active subscription agreement with BlackLine as of June 30, 2018.

Dollar-based Net Revenue Retention Rate.  Dollar-based net revenue retention rate is calculated as the implied monthly subscription and support revenue at the end of a period for the base set of customers from which the company generated subscription revenue in the year prior to the calculation, divided by the implied monthly subscription and support revenue one year prior to the date of calculation for that same customer base. This calculation does not reflect implied monthly subscription and support revenue for new customers added during the one-year period but does include the effect of customers who terminated during the period.  Implied monthly subscription and support revenue is defined as the total amount of minimum subscription and support revenue contractually committed to, under each of BlackLine’s customer agreements over the entire term of the agreement, divided by the number of months in the term of the agreement.  BlackLine believes that dollar-based net revenue retention rate is an important metric to measure the long-term value of customer agreements and the company’s ability to retain and grow its relationships with existing customers over time.

Number of Customers. A customer is defined as an entity with an active subscription agreement as of the measurement date. In situations where an organization has multiple subsidiaries or divisions, each entity that is invoiced as a separate entity is treated as a separate customer. However, where an existing customer requests its invoice be divided for the sole purpose of restructuring its internal billing arrangement without any incremental increase in revenue, such customer continues to be treated as a single customer.  BlackLine believes that its ability to expand its customer base is an indicator of the company’s market penetration and the growth of its business.

Number of Users. Since BlackLine’s customers generally pay fees based on the number of users of its platform within their organization, the company believes the total number of users is an indicator of the growth of its business.

Media Contact:
BlackLine
Kimberly Uberti
Kimberly.uberti@blackline.com

Investor Relations Contact:
The Blueshirt Group
Maria Riley
415.217.7722
maria@blueshirtgroup.com

BlackLine, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2018	December 31, 2017
		*As Adjusted
ASSETS
Cash and cash equivalents	$28,682	$31,104
Marketable securities	86,191	81,476
Accounts receivable, net of allowance	61,057	61,918
Prepaid expenses and other current assets	16,603	13,956
Total current assets	192,533	188,454
Capitalized software development costs, net	8,308	6,824
Property and equipment, net	13,754	12,769
Intangible assets, net	34,173	40,808
Goodwill	185,138	185,138
Other assets	30,534	26,820
Total assets	$464,440	$460,813

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$2,496	$7,254
Accrued expenses and other current liabilities	19,248	20,874
Deferred revenue	117,420	104,184
Short-term portion of contingent consideration	2,008	2,008
Total current liabilities	141,172	134,320
Contingent consideration	4,048	3,858
Deferred tax liabilities	1,436	1,743
Deferred revenue, noncurrent	382	468
Other long-term liabilities	3,314	3,119
Total liabilities	150,352	143,508

Stockholders' equity:
Common stock	539	530
Additional paid-in capital	432,068	419,628
Accumulated other comprehensive loss	(117)	(63)
Accumulated deficit	(118,402)	(102,790)
Total stockholders' equity	314,088	317,305

Total liabilities and stockholders' equity	$464,440	$460,813

*Prior-period information has been adjusted for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (ASC 606), which we adopted on January 1, 2018.

BlackLine, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
		*As Adjusted		*As Adjusted
Revenues
Subscription and support	$53,047	$39,832	$101,672	$76,390
Professional services	2,407	2,149	5,066	3,772
Total revenues	55,454	41,981	106,738	80,162
Cost of revenues
Subscription and support	9,493	8,227	18,874	15,982
Professional services	2,373	2,130	4,598	3,585
Total cost of revenues	11,866	10,357	23,472	19,567
Gross profit	43,588	31,624	83,266	60,595
Operating expenses
Sales and marketing	32,150	23,992	61,377	45,812
Research and development	7,811	6,009	14,740	11,957
General and administrative	12,458	8,466	23,540	16,719
Total operating expenses	52,419	38,467	99,657	74,488
Loss from operations	(8,831)	(6,843)	(16,391)	(13,893)
Other income (expense)
Interest income	507	244	896	468
Interest expense	—	(3)	(4)	(7)
Change in fair value of the common stock warrant liability	—	(2,490)	—	(3,490)
Other income (expense), net	507	(2,249)	892	(3,029)
Loss before income taxes	(8,324)	(9,092)	(15,499)	(16,922)
Provision for (benefit from) income taxes	133	34	113	(111)
Net loss	$(8,457)	$(9,126)	$(15,612)	$(16,811)
Basic net loss per share:
Basic net loss per share	$(0.16)	$(0.18)	$(0.29)	$(0.33)
Shares used to calculate basic net loss per share	53,555	51,842	53,354	51,563
Diluted net loss per share:
Diluted net loss per share	$(0.16)	$(0.18)	$(0.29)	$(0.33)
Shares used to calculate diluted net loss per share	53,555	51,842	53,354	51,563

*Prior-period information has been adjusted for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (ASC 606), which we adopted on January 1, 2018.

BlackLine, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
		*As Adjusted		*As Adjusted
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,457)	$(9,126)	$(15,612)	$(16,811)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,537	4,908	10,931	9,699
Change in fair value of common stock warrant liability	-	2,490	-	3,490
Change in fair value of contingent consideration	78	96	190	189
Stock-based compensation	5,393	1,987	9,367	3,836
(Accretion)/amortization of purchase discounts/premiums on marketable securities, net	(237)	70	(304)	133
Net foreign currency (gains) losses	462	-	403	-
Deferred income taxes	(65)	64	(307)	(171)
Provision for (benefit from) doubtful accounts receivable	8	-	(43)	-
Changes in operating assets and liabilities, net of effects of the acquisition:
Accounts receivable	(4,406)	364	652	(1,231)
Prepaid expenses and other current assets	(733)	399	(2,624)	(878)
Other assets	(2,169)	(1,058)	(3,454)	(2,492)
Accounts payable	(3,981)	766	(4,910)	(2,487)
Accrued expenses and other current liabilities	6,804	387	(1,131)	(2,082)
Deferred revenue	6,592	664	13,150	9,086
Other long-term liabilities	(145)	(139)	195	(114)
Net cash provided by (used in) operating activities	4,681	1,872	6,503	167

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(36,739)	(25,399)	(66,914)	(25,399)
Proceeds from maturities of marketable securities	33,969	19,420	62,449	24,620
Capitalized software development costs	(1,460)	(900)	(3,113)	(1,983)
Purchases of property and equipment	(2,062)	(630)	(3,696)	(1,118)
Net cash provided by (used in) investing activities	(6,292)	(7,509)	(11,274)	(3,880)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on capital lease obligations	-	-	(443)	(549)
Proceeds from exercises of stock options	2,612	5,696	6,065	5,761
Acquisition of common stock for tax withholding obligations	(3,197)	-	(3,213)	-
Payments of initial public offering costs	-	-	-	(110)
Net cash provided by (used in) financing activities	(585)	5,696	2,409	5,102

Net increase (decrease) in cash, cash equivalents, and restricted cash	(2,196)	59	(2,362)	1,389
Cash, cash equivalents, and restricted cash, beginning of period	31,338	23,848	31,504	22,518
Cash, cash equivalents, and restricted cash, end of period	$29,142	$23,907	$29,142	$23,907

Cash and cash equivalents at end of period	$28,682	$23,507	$28,682	$23,507
Restricted cash included within prepaid expenses and other current assets at end of period	200	-	200	-
Restricted cash included within other assets at end of period	260	400	260	400
Total cash, cash equivalents, and restricted cash at end of period shown in the consolidated statements of cash flows	$29,142	$23,907	$29,142	$23,907

*Prior-period information has been adjusted for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (ASC 606), and ASU No. 2016-18, Statement of Cash Flows, Restricted Cash (Topic 230), both of which we adopted on January 1, 2018.

BlackLine, Inc.
Reconciliations of Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
		*As Adjusted		*As Adjusted
Non-GAAP Gross Profit
Gross profit	$43,588	$31,624	$83,266	$60,595
Amortization of developed technology	1,708	1,713	3,423	3,417
Stock-based compensation	682	271	1,520	521
Total Non-GAAP Gross Profit	$45,978	$33,608	$88,209	$64,533
Gross margin	78.6%	75.3%	78.0%	75.6%
Non-GAAP gross margin	82.9%	80.1%	82.6%	80.5%

Non-GAAP Operating Income (Loss):
Loss from operations	$(8,831)	$(6,843)	$(16,391)	$(13,893)
Amortization of intangible assets	3,312	3,333	6,635	6,663
Stock-based compensation	5,393	1,987	9,367	3,836
Change in fair value of contingent consideration	78	96	190	189
Secondary offering costs	-	809	-	809
Shelf offering costs	224	-	401	-
Total non-GAAP operating income (loss)	$176	$(618)	$202	$(2,396)

Non-GAAP Net Income (Loss)
Net loss	$(8,457)	$(9,126)	$(15,612)	$(16,811)
Provision for (benefit from) income taxes	(65)	43	(191)	(192)
Amortization of intangible assets	3,312	3,333	6,635	6,663
Stock-based compensation	5,393	1,987	9,367	3,836
Change in fair value of contingent consideration	78	96	190	189
Change in fair value of the common stock warrant liability	-	2,490	-	3,490
Secondary offering costs	-	809	-	809
Shelf offering costs	224	-	401	-
Total non-GAAP net income (loss)	$485	$(368)	$790	$(2,016)
Basic non-GAAP net income (loss) per share:
Basic non-GAAP net income (loss) per share	$0.01	$(0.01)	$0.01	$(0.04)
Shares used to calculate basic non-GAAP net income (loss) per share	53,555	51,842	53,354	51,563
Diluted non-GAAP net income (loss) per share:
Dilluted non-GAAP net income (loss) per share	$0.01	$(0.01)	$0.01	$(0.04)
Shares used to calculate diluted non-GAAP net income (loss) per share	57,462	51,842	56,972	51,563

*Prior-period information has been adjusted for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (ASC 606), which we adopted on January 1, 2018.

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
		*As Adjusted		*As Adjusted
Non-GAAP Sales and Marketing Expense:
Sales and marketing expense	$32,150	$23,992	$61,377	$45,812
Amortization of intangible assets	(966)	(968)	(1,935)	(1,933)
Stock-based compensation	(2,308)	(748)	(3,745)	(1,408)
Total non-GAAP sales and marketing expense	$28,876	$22,276	$55,697	$42,471

Non-GAAP Research and Development Expense:
Research and development expense	$7,811	$6,009	$14,740	$11,957
Stock-based compensation	(675)	(215)	(1,104)	(298)
Total non-GAAP research and development expense	$7,136	$5,794	$13,636	$11,659

Non-GAAP General and Administrative Expense:
General and administrative expense	$12,458	$8,466	$23,540	$16,719
Amortization of intangible assets	(638)	(652)	(1,277)	(1,313)
Stock-based compensation	(1,728)	(753)	(2,998)	(1,609)
Change in fair value of contingent consideration	(78)	(96)	(190)	(189)
Secondary offering costs	-	(809)	-	(809)
Shelf offering costs	(224)	-	(401)	-
Total non-GAAP general and administrative expense	$9,790	$6,156	$18,674	$12,799

Total Non-GAAP Operating Expenses	$45,802	$34,226	$88,007	$66,929

Free Cash Flow
Net cash provided by (used in) operating activities	$4,681	$1,872	$6,503	$167
Capitalized software development costs	(1,460)	(900)	(3,113)	(1,983)
Purchases of property and equipment	(2,062)	(630)	(3,696)	(1,118)
Free cash flow	$1,159	$342	$(306)	$(2,934)

*Prior-period information has been adjusted for the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (ASC 606), and ASU No. 2016-18, Statement of Cash Flows, Restricted Cash (Topic 230), both of which we adopted on January 1, 2018.